Exhibit 99.1

Earthstone Energy, Inc. Announces Annual Stockholder Meeting Date

The Woodlands, Texas, April 11, 2018 - Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), announced that the Company’s Annual Meeting of Stockholders will be held on Wednesday, June 6, 2018 at 10:00 a.m. local time, at the Company’s offices located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. Stockholders of record at the close of business on April 23, 2018 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and natural gas properties. The Company’s primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is currently traded on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

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